EXHIBIT 99.1
                           BURLINGTON INDUSTRIES, INC.
                                Executive Offices
                                 P.O. Box 21207
                             Greensboro, N.C. 27420
                             (336) 379-2000 (phone)
                              (336) 379-4504 (fax)
                               www.burlington.com

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

   Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

The undersigned, George W. Henderson, III, Chairman of the Board of Directors and Chief Executive Officer of Burlington Industries, Inc. (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 2003.

I hereby certify, to the best of my knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the reports.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 13th day of May, 2003.



/s/ George W. Henderson, III
--------------------------------
    Chairman of the Board of Directors
    and Chief Executive Officer



* The above certification is being provided as an Additional Exhibit pursuant to
Item 99(ii) of Item 601 of Regulation S-K to accompany this periodic report on Form 10-Q and is not being filed as part of such report. (See SEC Release no. 33-8212, March 21, 2003).

** A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.